UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2011

_______UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______Arizona   ____              ______000-30239_____         ________13-4171971________

(State or other jurisdiction       (Commission file number)      (I.R.S. Employer Identification No.)

           Of incorporation)

P. O. Box 503228, San Diego, CA  92150

   (Address of principal executive offices)  (Zip code)

_______________(951) 760-6747______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. OTHER EVENTS

Item 8.01 OTHER EVENTS

Subpoena received from United States Attorney’s Office

On June 17, 2011, Unico, Inc received a grand jury subpoena from the United States Attorney’s Office for the Southern District of California (USAO-SD Cal) requesting certain documents as part of an ongoing criminal investigation. The subpoena is focused on transactions conducted under section 3(a)(10) of the Securities Act of 1933 that took place in the time period 2006 to 2008.  On June 29, 2011, the USAO-SD Cal executed a search warrant on a storage unit containing Unico, Inc, documents.  The search warrant focuses on the same types of transactions.

Unico Board of Directors Forms a Special Litigation Committee

The Unico, Inc. Board of Directors has formed a Special Litigation Committee of “disinterested” Directors to respond to the government investigation.  The Committee was unanimously approved at a Special Board meeting on July 2, 2011. The Board has committed to utilize whatever resources are necessary to fully cooperate with the investigation.

.

Unico, Inc. has also retained an experienced criminal defense attorney to represent the Company.  Unico, Inc will work closely with counsel in taking the various actions necessary to provide appropriate information to the U.S. Attorney’s Office, the FBI and the U.S. District Court, in a timely fashion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: July 13, 2011

Edward E. Winders,

     Chairman

Board of Directors

2